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EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of November 8, 1996

BETWEEN:

         TRANSGLOBE ENERGY CORPORATION
         a corporation established under the laws of British Columbia

         ("Company")

AND:

         ERWIN NOYES of 1911 Meadowbank Road, Saanichton, British
         Columbia. V8M 1X9

         (the "Vice-President")

RECITALS:

A. The Vice-President is currently a director of the Company and has agreed to become the Vice-President of Operations of the Company; and

B. The Board of Directors of the Company ("Board") has approved that appointment on the terms set out below:

AGREEMENTS:

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1.     APPOINTMENT

1.1 Beginning November 8, 1996 the Company will employ Erwin Noyes as its Vice-President of Operations.

1.2 The appointment will continue until November 30, 1997 unless sooner terminated as provided in this Agreement.

2.     RESPONSIBILITIES

2.1 The Vice-President will diligently and faithfully devote 1/2 of his working time and attention exclusively to the business of the Company and to the performance of his duties and responsibilities to the utmost of his ability, and will at all times use his best efforts to promote the interests of the Company.

2.2 Without first obtaining written permission from the Company, the Vice-President will not enter into the service of, be employed by, or otherwise engaged in any capacity by any person, firm or corporation other than the Company.

2.3 The Vice-President will have the authority, subject always to general or specific instructions and directions of the Board of Directors of the Company, to manage the business of the Company, except for matters required by law to be done by the Board of Directors and the shareholders.

2.4 The Vice-President will conform to all lawful direction of the Board and comply with the Articles of the Company.

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3.     FIDUCIARY DUTY

3.1 The Vice-President acknowledges that he has a fiduciary relationship with the Company, whereby he has an absolute duty of trust and fidelity to the Company, to act loyally and with the utmost good faith exclusively in the best interests of the Company and to avoid any conflict of interest.

3.2    (a)  The Vice-President acknowledges that as the Vice-President and in any other position as the Vice-President may hold, the Vice-President will acquire information about certain matters and things which are confidential to the Company, and which information is the exclusive property of the Company.

       (b)  The Vice-President acknowledges the information as referred to in
            (a) above could be used to the detriment of the Company. Accordingly, the Vice-President undertakes not to disclose any of it to any third party either during the term of his employment except as may be necessary in the proper discharge of his employment under this Agreement, or after the term of his employment, however caused, except with the written permission of the Company.

       (c) The Vice-President acknowledges and agrees that without prejudice to any other rights of the Company, in the event of his violation or attempted violation of any of the covenants contained in (a) and (b) above, an injunction or any other like remedy shall be the only effective remedy to protect the Company's rights and property as set out in (a) and (b) above, and that an interim injunction may be granted immediately on the commencement of any suit.

3.3 At the end of the Vice-President's employment, he will immediately return to the Company or any of its subsidiaries all documents, papers, materials and other property of or relating to the affairs of the Company which may then be in his possession or under his control.

4.     REMUNERATION

4.1 From November 8, 1996 the Company will pay to the Vice-President an annual salary of $60,000 (Cdn.) which will be paid in equal monthly instalments in arrears of $5,000 each.

5.     INSURANCE BENEFITS

5.1 The Company will enrol the Vice-President in the medical and dental insurance programs presently in force for employees of the Company.

5.2    The Company will pay all premium costs for the benefits described in
Section 5.1.

6.     VACATION

6.1 In addition to statutory holidays, the Company will provide the Vice-President with an annual paid vacation of 30 working days each year, to be taken when he deems appropriate in consideration of the Company's operational requirements.

6.2 If the Vice-President does not use all of his vacation entitlement in a given year, he may accumulate it and use it in a subsequent year. If the Vice-President has unused vacation entitlement to his credit when this Agreement is ended, he will be paid its equivalent cash value.

6.3 The Company may require the Vice-President to use up unused vacation entitlement.

7.     EXPENSES AND ALLOWANCES

7.1 The Company will reimburse the Vice-President for all reasonable expenses incurred by him in connection with the Company's business, in accordance with its applicable policies.

7.2 The Company will pay for the Vice-President's reasonable travelling and accommodation expenses to travel from Saanichton to Vancouver.

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7.3    (a)  The Company will, subject to insurability, obtain, and, so long as this Agreement continues, pay the premiums for, a life insurance policy on the Vice-President's life in an amount of not less than one years salary in which the Vice-President's estate will be named as the beneficiary.

       (b) If this Agreement and the Vice-President's employment with the Company terminate, the Company will assign to the Vice-President its interest in the policy on his life.

8.     SHARE OPTIONS

8.1 In addition to the fixed compensation set out in Section 4, the Vice-President will be entitled to an option to purchase 135,000 common shares in the capital of the Company.

8.2 The exercise price of the optioned shares will be market price calculated in accordance with the policies and rules of the Vancouver Stock Exchange.

9.     ENDING

9.1 The Company may end this Agreement and the Vice-President's employment at any time for just cause, without any notice and without any liability to the Vice-President.

9.2 The Company may end this Agreement and the Vice-President's employment at any time without just cause by giving written notice to the Vice-President, and the Company will pay to the Vice-President a retiring allowance in an amount equal to 12 months of his then current monthly salary.

9.3    (a)  The Vice-President may end this Agreement and his employment, without further liability to the Company, by giving 30 days written notice of resignation to the Board of Directors, which the Company may waive in whole or in part.

       (b) If the Board does not have a majority of its members comprised of Dr. Harold Laycraft, Erwin Noyes, and others whose election was proposed by them, the Vice-President may end this Agreement and his employment and the Company will pay to the Vice-President a retiring allowance in an amount equal to 6 months of his then current salary.

9.4 If this Agreement is ended and the Vice-President's employment is terminated any options granted to him under Section 8 but not yet exercised may be exercised at any time within 2 years after the date of the termination. If terminated for cause any unexercised option will automatically terminate.

9.5 If the Vice-President should die during the term of this Agreement the Company will pay to his estate an amount equal to 6 months of his then current salary and the current period or periods for exercising any unexercised options under Section 8 will be extended for a period ending 6 months after his death and may be exercised by his executor or administrator.

9.6    The Vice-President acknowledges that the arrangements described in this
Section 9 are fair and reasonable and constitute the Company's sole obligation to provide notice of termination, severance pay or related compensation.

9.7 Regardless of how this Agreement and the Vice-President's employment is ended, Section 3 will remain in effect after it is ended.

10.    NON-COMPETITION

10.1   (a)  The Vice-President agrees with and for the benefit of the Company that for a period of six (6) months from the date of termination of the Vice-President's employment, however caused, he will not for any reason, be engaged in a business which directly competes with the business of the Company.

       (b) The Vice-President further agrees that, during employment pursuant to this Agreement and for a period of six (6) months following termination of employment, however caused, he will not hire or take away or cause to be hired or taken away any employee of the Company or, following

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            termination of the Vice-President's employment, any employee who was in the employ of the Company during the six (6) months preceding termination.

11.    DIRECTOR'S LIABILITY INSURANCE/INDEMNITY

11.1 The Company will diligently pursue the obtaining of directors and senior officers insurance and secure such insurance so long as its cost is not, in the Board's opinion, excessive.

11.2 The Company will indemnify the Vice-President in respect of his actions or omissions as the Vice-President and a director of the Company to the extent set out in Part 22 of the Articles of the Company to the extent permitted by law.

12.    COMPANY'S PROPERTY

12.1 The Vice-President acknowledges that all items of any and every nature or kind created or used by the Vice-President under this Agreement, or furnished by the Company to the Vice-President, and all equipment, credit cards, books, records, reports, files, manuals, literature, confidential information or other materials shall remain and be considered the exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly on the termination of the Vice-President's employment irrespective of the time, manner or cause of the termination.

13.    ASSIGNMENT OF RIGHTS

13.1 The rights which accrue to the Company under this Agreement shall pass to its successors or assigns. The rights of the Vice-President under this Agreement are not assignable or transferable in any manner.

14.    NOTICES

14.1   (a)  Any notice required or permitted to be given to the Vice-President shall be sufficiently given if delivered to the Vice-President personally or if mailed by registered mail to the Vice-President's address last known to the Company.

       (b) Any notice required or permitted to be given to the Company shall be sufficiently given if mailed by registered mail to the Company's Head Office at its address last known to the Vice-President.

15.    GOVERNING LAW

15.1 This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

16.    INDEPENDENT LEGAL ADVICE

16.1 Each of the Company and the Vice-President hereby confirm and acknowledge that they have sought independent legal advice with respect to their respective rights and obligations arising from this Agreement and each such party does further confirm and acknowledge with the understanding that each such party is relying upon such representations in entering into this Agreement, that this Agreement constitutes a legal, binding agreement, enforceable as against each such party in accordance with its terms.

17.    DISPUTE RESOLUTION

17.1 Before initiating any legal proceedings, the parties will attempt to resolve all disputes concerning the interpretation, application or enforcement of any term of this Agreement by mediated negotiation, and will use their best efforts to resolve any dispute through mediation.

17.2 If a dispute between the parties concerning the interpretation, application or enforcement of any term of this Agreement is not resolved by mediation within 90 days after one party notifies the other in writing of an intention to mediate the dispute, the parties will submit the matter to binding arbitration, pursuant to the provisions of the Commercial Arbitration Act of British Columbia, and the parties hereby irrevocably

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authorize any arbitrator who may be appointed to endeavour to mediate the resolution of the dispute before rendering a binding award.

18.    ENTIRE AGREEMENT

18.1 This Agreement contains the entire agreement between the parties with respect to the Vice-President's employment, and cancels and supersedes all prior agreements between them, and no amendment or variation of the terms of this Agreement will be effective or binding unless made in writing and signed by both of them.

19.    REGULATORY APPROVAL

19.1 The option to purchase shares in Section 8 are subject to acceptance by the Vancouver Stock Exchange and any other applicable regulatory authority and are subject to compliance by the Company with all applicable securities legislation.

      TO EVIDENCE THEIR AGREEMENT the parties have executed this document on the dates appearing below.

TRANSGLOBE ENERGY CORPORATION

Per:
------------------------------------
    Authorized Signatory

------------------------------------
    Authorized Signatory

Date:
------------------------------------

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
ERWIN NOYES                                      WITNESS:

                                                 Signature:
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Date:                                            Print Name:
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